EXHIBIT 32.2

In connection with the quarterly report of Sibannac, Inc., (the “Company”) on Form 10-Q for the quarter ended February 29, 2016 as filed with the Securities Exchange Commission on the date hereof (the “Report”) Paul Dickman, the Principal Financial Officer of the Company, certifies pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: April 19, 2016	/s/ Paul Dickman
Paul Dickman
Principal Financial Officer